Exhibit 77Q1(a) to ACWMF 11.30.2007 NSAR


     1. Articles Supplementary effective April 18, 2007 of American Century World Mutual Funds, Inc., Filed as Exhibit 99(a)(22) to Form 485B Post-Effective Amendment No. 47 to the Registrant's Registration Statement filed on Form N-1A 09/27/07, effective 09/28/07, and incorporated herein by reference.

     2. Articles of Amendment effective September 4, 2007 of American Century World Mutual Funds, Inc., Filed as Exhibit 99(a)(23) to Form 485B Post-Effective Amendment No. 47 to the Registrant's Registration Statement filed on Form N-1A 09/27/07, effective 09/28/07, and incorporated herein by reference.

     3. Articles Supplementary effective September 11, 2007 of American Century World Mutual Funds, Inc., Filed as Exhibit 99(a)(24) to Form 485B Post-Effective Amendment No. 47 to the Registrant's Registration Statement filed on Form N-1A 09/27/07, effective 09/28/07, and incorporated herein by reference.